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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20459

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                        DATE OF REPORT: October 11, 2007

                             TRANSCENDENT ONE, INC.
             (Exact name of Registrant as specified in its charter)

 NEVADA                             000-29877                95-4784882
 (State or other jurisdiction       (Commission              (IRS Employer
 of incorporation)                  File Number)             Identification No.)

                          249 S. Highway 101, Suite 320
                             Solana Beach, CA 92075
                    (Address of principal corporate offices)

       Registrant's telephone number, including area code: (858) 720-8545.

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( SEE General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.02:  UNREGISTERED SALE OF EQUITY SECURITIES

      On October 1, 2007 the Company will offer 600 Convertible Debt Units pursuant to the following terms and conditions:


      A.    Cost: $5000 per Convertible Debt Unit.
      B. For each Convertible Debt Unit investors will receive 3000 Common Shares of the Company.
      C. Interest per Unit shall accrue at the rate of 10% per annum from the date of the Company's receipt of payment for Units.
      D. Principal and interest may be converted to common shares of the Company at the rate of $.60 per share on or about October 10, 2009.
      E. The Company reserves the right to prepay on or before August 31, 2009 the any or all Principal and Interest then presently due on Convertible Debt Units.

      The aggregate offering price is $3,000,000, less up to 10% for offering costs and legal fees (net at least $2,700,000 to the Company). The Convertible Debt Units are to be offered and sold to accredited investors in the US pursuant to SEC Regulation D/Rule 506, and in the United Kingdom to certified high net worth individuals pursuant to SEC Regulation S, UK Financial Services and Markets Act 2000, and Section 48 of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005.


                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 11th day of October, 2007.                  TRANSCENDENT ONE, INC.,



                                                  By:  /s/ Luke D'Angelo
                                                       ------------------
                                                       Luke D'Angelo, CEO



                              Certificate of Filing
                              ---------------------

      The undersigned certifies that on the 11th day of October, 2007, the above was filed electronically with the SEC utilizing the EDGAR filing system

                                                       /s/ Luke D'Angelo
                                                       ------------------
                                                       Luke D'Angelo, CEO



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